Eastern Virginia Bankshares, Inc. Announces Partial Redemption of Series A Preferred Stock

TAPPAHANNOCK, Va., Jan. 20, 2015 /PRNewswire/ -- Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS) (the "Company"), the one bank holding company of EVB, Tappahannock, Virginia, today announced the redemption (the "Partial Redemption") of an additional 5,000 shares, or 35.7%, of its 14,000 shares of outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A ("Series A Preferred Stock") that were originally issued to the United States Department of the Treasury ("U.S. Treasury") under the Troubled Asset Relief Program Capital Purchase Program. In October 2013, the U.S. Treasury sold all 24,000 shares of Series A Preferred Stock previously held by it to private investors. The Company previously redeemed 10,000 shares of the Series A Preferred Stock in October 2014. Following completion of the Partial Redemption, 9,000 shares of Series A Preferred Stock remain outstanding.

The redemption price for the shares of Series A Preferred Stock was the stated liquidation preference amount of $1,000 per share, plus accrued and unpaid dividends. The total aggregate redemption price of the shares of Series A Preferred Stock redeemed in the Partial Redemption was approximately $5.1 million. The Partial Redemption will result in estimated annual savings of $450 thousand, or $0.02 per fully diluted common share, due to the elimination of payment of dividends on the redeemed shares of Series A Preferred Stock.

Following completion of the Partial Redemption, the capital ratios of the Company and EVB continue to exceed regulatory capital standards to be categorized as well-capitalized.

Forward-Looking Statements

Certain statements contained in this release that are not historical facts, including the anticipated impacts of the Partial Redemption, may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company's future filings with the Securities Exchange Commission ("SEC"), press releases, and oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements.

Words such as "believes," "anticipates," "expects," "intends," "targets," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those discussed in or implied by such statements. Factors that could cause actual results to differ from those discussed in or implied by the forward-looking statements include, but are not limited to, (i) changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services that impact the financial condition or results of operations of the Company; (ii) other circumstances that may be out of the control of the Company; and (iii) other risk factors disclosed in the Company's filings with the SEC.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this release. The Company does not undertake any obligation to update any forward-looking statement that may be made from time to time by it or on its behalf.

Contact: Adam Sothen
Chief Financial Officer
Voice: (804) 443-8404
Fax: (804) 445-1047